SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                         _______________________________
                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 31, 1998


                       CHESAPEAKE UTILITIES CORPORATION
            (Exact name of registrant as specified in its charter)



                 Delaware          001-11590          51-0064146
             (State of other      (Commission      (I.R.S. Employer
             jurisdiction of      File Number)     Identification No.)
              incorporation)



                909 Silver Lake Boulevard, Dover, Delaware    19904
                (Address of principal executive offices)  (Zip Code)


                                  (302) 734-6799
               (Registrant's telephone number, including area code)



                ---------------------------------------------------
                (Former name, former address and former fiscal year,
                       if changed since last report.)

ITEM 5. OTHER EVENTS.

On August 31, 1998, Chesapeake Utilities Corporation ("Chesapeake") entered into an Agreement for the sale of the 218,464 shares of Florida Public Utilities Company ("FPU") common stock that Chesapeake currently owns and has held as an investment for some time. Subject to the purchaser obtaining Securities and Exchange Commission approval and authorization by the purchaser's Board of Directors, Chesapeake will receive $16.50 for each share of FPU common stock. Although there can be no assurance, the parties currently expect all approvals to be obtained before the end of the year. If the sale is consummated, Chesapeake will recognize a non-recurring, after-tax gain of approximately $870,000. Attached herein as Exhibit I is a copy of the executed Letter Agreement.


                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


CHESAPEAKE UTILITIES CORPORATION



By: /s/ JOHN R. SCHIMKAITIS
    -------------------------------------
    John R. Schimkaitis
    President and Chief Operating Officer


Dated: September 1, 1998